                                                                EXHIBIT 10.27(d)

                          FUJITSU INVESTMENT AGREEMENT



                              INVESTMENT AGREEMENT

                                       of

                                FUJITSU LIMITED



                                  investing in

                          ADVANCED MICRO DEVICES, INC.



                                March 26, 1993


   Confidential portions of this document have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                         FUJITSU INVESTMENT AGREEMENT

                               FUJITSU LIMITED
                                 investing in
                         ADVANCED MICRO DEVICES, INC.

                              Table of Contents

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

PURCHASES AND SALES OF AMD SHARES. . . . . . . . . . . . . . .  1
     1.1  Purchase of AMD Shares . . . . . . . . . . . . . . .  1
     1.2  Timing of Purchases. . . . . . . . . . . . . . . . .  2
     1.3  Manner of Sale . . . . . . . . . . . . . . . . . . .  3
     1.4  Purchase Price(s) of AMD Shares; Limitation on
          Total Purchase Price and Total Number of AMD
          Shares . . . . . . . . . . . . . . . . . . . . . . .  4
     1.5  Suspension of Obligation to Purchase.. . . . . . . .  5

RESTRICTIONS ON RESALE AND VOTING OF AMD SHARES. . . . . . . .  5
     2.1  No Rights of Registration, Repurchase, First
          Refusal or Redemption. . . . . . . . . . . . . . . .  5
     2.2  Restricted Nature of AMD Shares; Legend; Manner and
          Timing of Permitted Resales or Transfers . . . . . .  6

REPRESENTATIONS AND WARRANTIES OF THE PARTIES. . . . . . . . .  8
     3.1  Representations and Warranties of AMD. . . . . . . .  8
     3.2  Representations and Warranties of FUJITSU. . . . . .  8

CONDITIONS TO CLOSINGS OF PURCHASES OF AMD SHARES. . . . . . . 10
     4.1  Conditions to AMD's Obligations. . . . . . . . . . . 10
     4.2  Conditions to FUJITSU's Obligations. . . . . . . . . 11

MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . 12
     5.1   Costs and Expenses. . . . . . . . . . . . . . . . . 12
     5.2   Successors and Assigns. . . . . . . . . . . . . . . 12
     5.3   Communications. . . . . . . . . . . . . . . . . . . 12
     5.4   Entire Agreement; Modification. . . . . . . . . . . 14
     5.5   Captions. . . . . . . . . . . . . . . . . . . . . . 14
     5.6   Counterparts. . . . . . . . . . . . . . . . . . . . 15
     5.7   Severability. . . . . . . . . . . . . . . . . . . . 15
     5.8   Governing Law, Language . . . . . . . . . . . . . . 15
     5.9   Notice and Correction of Breach . . . . . . . . . . 15
     5.10  Dispute Resolution. . . . . . . . . . . . . . . . . 16
     5.11  Termination . . . . . . . . . . . . . . . . . . . . 17
     5.12  Cooperation; Best Efforts . . . . . . . . . . . . . 17

                          FUJITSU INVESTMENT AGREEMENT


     This INVESTMENT AGREEMENT (the "Agreement") is made this
26th day of March, 1993 between FUJITSU LIMITED, a Japanese stock company or kabushiki kaisha ("FUJITSU") and ADVANCED MICRO
DEVICES, INC., a Delaware corporation ("AMD").

                                    RECITALS

     WHEREAS, AMD and FUJITSU have entered into a Memorandum of Understanding dated July 13, 1992 (the "MOU") regarding (a) the formation, funding and implementation of a joint venture between AMD and FUJITSU to manufacture integrated circuits and (b) the purchase by each party of common stock of the other party and/or its subsidiaries.


                                   ARTICLE I
                       PURCHASES AND SALES OF AMD SHARES


        1.1 Purchase of AMD Shares. Upon the terms and subject to the conditions set forth in this Agreement, FUJITSU agrees to purchase from AMD, and AMD agrees to sell to FUJITSU, up to Four Million Five Hundred Thousand (4,500,000) shares (the "AMD Shares") of the $.01 par value common stock of AMD (the "AMD Common Stock"); provided that FUJITSU will not be required to purchase more than five percent (5%) of the issued and outstanding shares of AMD common stock. The AMD Shares shall be purchased and sold in installments as set forth in Section 1.2 below, and the exact number of AMD Shares to be sold and purchased and the price or prices at which such AMD Shares shall be sold and purchased shall be determined pursuant to Section 1.4 below.

     1.2 Timing of Purchases. The AMD Shares shall be sold and purchased in nine (9) installments, as follows: (i) an initial sale and purchase of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] shares (the "Initial Purchase") which shall be consummated within thirty (30) business days following the Effective Date of the Joint Venture Agreement, dated March 30, 1993, between the parties ("the Joint Venture Effective Date"), as anticipated in the MOU, and (ii) eight (8) additional sales and purchases of up to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] shares each (collectively, the "Subsequent Purchases"), to be consummated by two (2) annual purchases of such amount, the first such purchase to be consummated prior to the last business day of the sixth (6th) month following the Joint Venture Effective Date (the "First Subsequent Purchase") and the second annual purchase to be consummated prior to the last business day of the twelfth (12th) month following the Joint Venture Effective Date (the "Second Subsequent Purchase"), with the Third through Eighth Subsequent Purchases being made in the same manner as the First and Second Subsequent Purchases, i.e., prior to the last business day of the eighteenth (18th), twenty-fourth (24th), thirtieth (30th), thirty-sixth (36th), forty-second (42nd) and forty-eighth (48th) months, respectively, following the Joint Venture Effective Date. Unless the parties agree otherwise in writing, each of the purchases of AMD Shares authorized by this Agreement shall be closed at the AMD main corporate offices, currently 915 DeGuigne Drive, Sunnyvale, California, at 9:00 a.m. local time on the date designated herein for each purchase. If at the time or times scheduled for a purchase of AMD Shares FUJITSU's financial condition is so constrained that it would, in the good faith judgement of FUJITSU, be imprudent for such purchase to be closed on the scheduled date, FUJITSU shall notify AMD not less than thirty (30) days prior to the date scheduled for such purchase. If such notice is given, the parties will negotiate in good faith to reschedule the closing in question, but the determination of the purchase price for such closing shall not be affected by any such rescheduling. Participation in such negotiations shall not affect the obligations of FUJITSU to effect the aggregate purchases of AMD Shares pursuant to this section. FUJITSU will not be in default under this Agreement, the Joint Venture Agreement, or other agreements between the parties, as a result of failing to meet the closing schedule in question, so long as the aggregate delay in meeting the original schedule for such purchases (as set forth in this section 1.2) does not exceed twelve (12) months.

     1.3 Manner of Sale. The offer and sale of the AMD Shares to FUJITSU shall not be registered under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). The AMD Shares shall not involve a public offering, but shall be issued pursuant to an exemption under Section 4(2) of the 1933 Act. The AMD Shares when issued in accordance with this Agreement shall be deemed to be "restricted shares" within the meaning of Rule 144 under the 1933 Act, the resale of which shall comply with applicable provisions of Article II of the Agreement. The parties agree to cooperate with respect to the closing of each installment purchase and to deliver and execute all such records, documents and instruments necessary or desirable to facilitate each such sale and purchase as either party shall reasonably request.

     1.4 Purchase Price(s) of AMD Shares; Limitation on Total Purchase Price and Total Number of AMD Shares. The purchase price of each installment of the AMD Shares shall be payable in United States dollars by wire transfer or otherwise as AMD shall reasonably request, and: (i) for the Initial Purchase, shall be equal to the number of AMD Shares acquired in the installment times the average of the closing sales prices of AMD common stock on the New York Stock Exchange for the sixty (60) trading days ending on the Joint Venture Effective Date, and (ii) for the First through Eighth Subsequent Purchases, the average of the closing sales prices on the New York Exchange for the sixty (60) trading days ending on the twentieth day of the month preceding the month in which the purchase is scheduled, or if the Exchange is not open for trading on such date, on the trading day preceding such date. AMD shall provide FUJITSU with a calculation of each such purchase price within three days following the end of the relevant sixty-day period. Such calculation shall be provided by facsimile, the numbers of which shall be designated by Fujitsu in advance, as well as pursuant to section 5.3 below. Notwithstanding the foregoing sentence, FUJITSU shall not be required, except in its own discretion, to pay for the AMD Shares acquired in the Initial Purchase and Subsequent Purchases a total amount in excess of US$100,000,000 or an amount in excess of [CONFIDENTIAL INFORMATION OMITTED
AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in any twelve-month period. In the event the total purchase price of the AMD Shares exceeds US$100,000,000 and FUJITSU elects not to pay more than US$100,000,000 for the AMD Shares, the number of AMD Shares which AMD shall be required to deliver to FUJITSU shall be reduced proportionately.

     1.5  Suspension of Obligation to Purchase.   FUJITSU and AMD
are contemporaneously executing a separate agreement providing for the purchase of Common Stock or bonds of FUJITSU by AMD. Further, FUJITSU and AMD are parties to a Joint Venture Agreement pursuant to which each party agrees to advance funds to the joint venture if the joint venture is unable to secure necessary financing. If AMD does not make any such advance when required to do so, FUJITSU's obligations to purchase shares of AMD stock pursuant to this Agreement shall be suspended until AMD makes such advances, and the purchase dates and corresponding time periods used to calculate the purchase prices as specified in sections 1.2 and 1.4 shall be extended by the number of months that Fujitsu's purchase obligation was suspended.


                                   ARTICLE II
                RESTRICTIONS ON RESALE AND VOTING OF AMD SHARES

     2.1 No Rights of Registration, Repurchase, First Refusal or Redemption. FUJITSU shall have no right at any time to require AMD to register or qualify the sale of any of the AMD Shares under the 1933 Act or the securities laws of any state, country or other jurisdiction, or to include the AMD Shares under any other registration by AMD of its securities. AMD shall have no obligation to repurchase the AMD Shares or, except as provided herein, in any manner to cooperate or assist in the resale of the AMD Shares by FUJITSU to any other party. The AMD Shares shall not be subject to redemption by AMD, and AMD shall have no right or obligation, commonly known as a "right of first refusal" or "right of first offer," to acquire any of the AMD Shares either upon the terms and conditions first agreed upon by and between FUJITSU and any other party or prior to any such agreement relating to such terms and conditions.

     2.2  Restricted Nature of AMD Shares; Legend; Manner and
Timing of Permitted Resales or Transfers.

          (a) The AMD Shares shall be deemed to be "restricted shares" within the meaning of Rule 144 under the 1933 Act, and may not be resold, hypothecated, pledged, otherwise encumbered or transferred by FUJITSU except as provided herein. In order to assure compliance with this Agreement and with the 1933 Act and regulations thereunder, AMD before delivering to FUJITSU certificates representing the AMD Shares shall cause such certificates to be legended with the following legend to indicate the restrictions placed upon their resale or transfer:

          THE SHARES REPRESENTED BY THIS CERTIFICATE
          ARE SUBJECT TO CERTAIN RESTRICTIONS AS SET
          FORTH IN AN AGREEMENT DATED MARCH 26, 1993, A
          COPY OF WHICH IS ON FILE WITH THE SECRETARY
          OF ADVANCED MICRO DEVICES, INC., AND MAY NOT
          BE RESOLD PRIOR TO [DATE]*.  THE SHARES
          REPRESENTED BY THIS CERTIFICATE ARE DEEMED TO
          BE RESTRICTED SHARES FOR PURPOSES OF RULE 144
          UNDER THE SECURITIES ACT OF 1933, AS AMENDED
          (THE "ACT").  NO TRANSFER OF THESE SHARES MAY
          BE MADE EXCEPT PURSUANT TO AN EFFECTIVE
          REGISTRATION STATEMENT UNDER THE ACT, UNLESS
          ADVANCED MICRO DEVICES HAS RECEIVED AN
          OPINION OF COUNSEL SATISFACTORY TO IT THAT
          SUCH TRANSFER DOES NOT REQUIRE REGISTRATION
          UNDER THE ACT.

          (b) The AMD Shares shall not be resold or transferred by FUJITSU except pursuant to a valid and effective registration

- - ----------
* [DATE] refers to the dates specified in 202(c), below thereof under the 1933 Act or an exemption from registration which is available thereunder. AMD and/or its transfer agent shall have the right to require, prior to resale or transfer under any such exemption, that FUJITSU provide to AMD and for its and/or its transfer agent's benefit an opinion of counsel, in form and substance reasonably satisfactory to AMD, stating and opining that registration is not required.

          (c) Except as provided in subsections (d) and (e) below, the AMD Shares may not be resold or transferred except in the following manner. Up to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the AMD Shares purchased in the Initial Purchase or any Subsequent Purchase may be resold or transferred at any time after [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the consummation of such purchase. Up to an additional [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of such shares may be resold or transferred at any time after [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the consummation of such purchase

          (d) FUJITSU may tender or sell any of the AMD Shares then owned by it, without restriction under this Agreement, in the event of, and in accordance with the terms and conditions of,
(i) a tender or exchange offer for shares of common stock of AMD commenced by AMD, or (ii) a tender, exchange or other offer for such shares of common stock commenced by a third party and approved by the Board of Directors of AMD.

          (e) Except for the resales or other transfers permitted by subsections (c) or (d) above, FUJITSU may not transfer any of the AMD Shares to any other person or entity including an affiliate of FUJITSU, by gift or otherwise, without the prior written consent of AMD. This restriction shall expire on the earlier of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], or [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     3.1 Representations and Warranties of AMD. Except as provided in Section 4.2(b) hereof, AMD does not make and shall not be required to make to FUJITSU any representations or warranties of any kind in connection with its sale of the AMD Shares, including but not limited to representations or warranties regarding the AMD Shares or the financial condition or results of operations of AMD.

     3.2  Representations and Warranties of FUJITSU.

          (a)  Except as provided in this Section 3.2 and in
Section 4.1(a) hereof, FUJITSU does not make and shall not be required to make to AMD any representations or warranties of any kind in connection with its purchases of the AMD Shares.

          (b)  FUJITSU represents and warrants to AMD as follows:

               (i) FUJITSU is and shall be as of the closing of each of the Initial Purchase and the Subsequent Purchases an "accredited investor" within the meaning of Rule 501(a)(3) under the 1933 Act.

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
               (ii) FUJITSU is acquiring and will acquire the AMD Shares for its own account for the purpose of investment and not with a view to or for resale in connection with any distribution thereof.

               (iii) FUJITSU has such knowledge and experience in financial and business matters as to be capable of evaluating on its own the merits and risks of investment in the AMD Shares.

               (iv)  FUJITSU has had opportunity to ask
questions of and receive answers from AMD concerning the terms and conditions of the offer and sale of the AMD Shares, and to obtain all additional information from AMD which FUJITSU deems necessary to verify the accuracy of the information contained in the following, copies of which (including all exhibits filed with or incorporated by reference therein except, at AMD's option, any exhibit with respect to which confidential treatment has been granted) FUJITSU acknowledges to have received from AMD:

                     (1)      AMD's annual report on Form 10-K
filed with the Securities and Exchange Commission (the
"Commission") for its most recent fiscal year.

                     (2)      AMD's filings with the Commission
on Forms 10-Q and 8-K since the filing of its report on Form 10-K for the most recent fiscal year.

                                   ARTICLE IV

               CONDITIONS TO CLOSINGS OF PURCHASES OF AMD SHARES

     4.1  Conditions to AMD's Obligations.  The obligations of
AMD to close the Initial Purchase and the Subsequent Purchases shall be subject to the fulfillment of the following conditions, any or all of which may be waived in writing by AMD:

          (a) AMD shall have received from FUJITSU an officers' certificate dated the date of closing in substantially the form set forth in Exhibit A hereto, signed by an authorized representative of FUJITSU who is at least department manager management level ("bucho") or above.

          (b) All required consents, clearances and permits of any governmental entity applicable to the purchase shall have been obtained and be in effect and not withdrawn, and all applicable waiting periods shall have expired, including but not limited to any consents or waiting periods required by the Hart-Scott-Rodino Antitrust Improvements Act and Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 (50 U.S.C. App.
Section 2170) and regulations issued by the Department of the Treasury thereunder.

          (c) The Joint Venture Agreement shall have been executed by the parties and be in full force and effect, and no notice shall have been given by AMD to FUJITSU of any material breach of this Agreement or the Joint Venture Agreement by FUJITSU which shall not have been corrected to the reasonable satisfaction of AMD.

          (d) The agreement relating to the purchase of equity of FUJITSU by AMD shall have been executed by the parties

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thereto, and no notice shall have been given by AMD to FUJITSU of any material breach thereof, that shall not have been corrected to the reasonable satisfaction of AMD.

     4.2 Conditions to FUJITSU's Obligations. The obligations of FUJITSU to close the Initial Purchase and the Subsequent Purchases shall be subject to the fulfillment of the following conditions, any or all of which may be waived in writing by
FUJITSU:

          (a)  AMD shall continue to be listed on the New York
Stock Exchange, NASDAQ, or the American Stock Exchange, or any successor of such exchange recognized by the U.S. Securities and Exchange Commission.

          (b) FUJITSU shall have received from AMD an officers' certificate dated the date of closing in substantially the form set forth in Exhibit B hereto, signed by an authorized representative of AMD.

          (c) All required consents, clearances and permits of any governmental entity applicable to the purchase shall have been obtained and be in effect and not withdrawn and all applicable waiting periods shall have expired, including but not limited to any consents or waiting periods required by the Hart-Scott-Rodino Antitrust Improvements Act and Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 (50 U.S.C. App.
Section 2170) and regulations issued by the Department of the Treasury thereunder.

          (d) The Joint Venture Agreement shall have been executed by the parties and be in full force and effect, and no notice shall have been given by FUJITSU to AMD of any material breach of this Agreement or the Joint Venture Agreement by AMD which shall not have been corrected to the reasonable satisfaction of FUJITSU.

          (e) The agreement relating to the purchase of equity of FUJITSU by AMD shall have been executed by the parties thereto, and no notice shall have been given by FUJITSU to AMD of any material breach thereof that shall not have been corrected to the reasonable satisfaction of FUJITSU.


                                  ARTICLE V
                           MISCELLANEOUS PROVISIONS

     5.1 Costs and Expenses. AMD and FUJITSU each shall bear their own costs and expenses incurred with respect to this Agreement, including but not limited to the costs and expenses of each installment purchase of AMD Shares contemplated hereby.

     5.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

     5.3 Communications. All notices and communications required, made or permitted hereunder shall be in writing and shall be delivered by hand, or by messenger, or by recognized courier service (with written receipt confirming delivery), or by postage prepaid registered or certified airmail (return receipt requested), addressed:


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
          (a)  If to FUJITSU, to:

               FUJITSU LIMITED
               Furukawa Sogo Bldg.
               6-1, Marunouchi 2-chome
               Chiyoda-ku, Tokyo 100, Japan
               Attn: Hirohiko Kondo
                     General Manager,
                     Electronic Devices Marketing Division

               with a copy to:
                     FUJITSU LIMITED
                     Marunouchi Center Bldg.
                     6-1, Marunouchi 1-chome
                     Chiyoda-ku, Tokyo 100, Japan
                     Attn:    Gen Iseki
                              General Manager, Legal Division


          (b)  If to AMD, to:
               (Mail)
                         ADVANCED MICRO DEVICES, INC.
                         P.O. Box 3453
                         Sunnyvale, CA  94088-3453
                         Attn:     Marvin D. Burkett
                                   Senior Vice President,
                                   Chief Financial Officer

               (Hand Delivery)
                         ADVANCED MICRO DEVICES, INC.
                         915 DeGuigne Drive
                         Sunnyvale, CA


               With a copy to:

               (same addresses as above)
                     Attn:    Thomas W. Armstrong, Esq.
                              Vice President, General Counsel and
                              Secretary

     Each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows: (i) if delivered in person, when delivered;
(ii) if sent by airmail, at the earlier of its receipt or at 5 pm local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the deposit of airmail; and
(iii) if sent by recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service. Either party may change the addresses and/or addressees to whom notice must be given by giving notice pursuant to this section at least seven days prior to the date the change becomes effective.

     5.4 Entire Agreement; Modification. This Agreement and all exhibits hereto and other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and neither party shall be liable or bound to the other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by a corporate officer of the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     5.5 Captions. Headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be relied upon to limit the construction of this Agreement.

     5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     5.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent juris-diction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

     5.8 Governing Law, Language. This Agreement shall be governed in all respects by the laws of the United States and the State of Delaware. This Agreement is in the English language only, which shall be controlling in all respects. No transla-tion, if any, of this Agreement into Japanese or any other language shall be of any force or effect in the interpretation of this Agreement as to either party hereto or in any determination of the intent of either of such parties.

     5.9 Notice and Correction of Breach. Either party believing that the other party has materially breached this Agreement, prior to institution of any proceeding for specific performance pursuant to Section 5.10, shall give notice to the other party specifying the nature of the breach and requesting that it be corrected. If within sixty (60) days after such notice is given the accused party has not to the satisfaction of the accusing party responded and materially commenced or completed the correction of the breach asserted, the party giving notice may take such other action permitted to it by this Agreement or in law or equity.

     5.10  Dispute Resolution.
               (a)   Any and all disputes arising under or
affecting this Agreement or any other agreement to be executed in accordance herewith shall be resolved, except as expressly provided otherwise in such other agreement, exclusively by confidential arbitration pursuant to the rules of the Japan Commercial Arbitration Association in Tokyo, Japan, or such other location as may be agreed between the parties; provided, however, that the arbitrators shall be empowered to hold hearings at other locations within and without Japan. Each of the parties shall designate one arbitrator and the two arbitrators so designated shall select the third arbitrator. Arbitration proceedings shall be conducted in English with simultaneous translation into Japanese. Among the remedies available to them, the arbitrators shall be authorized to require specific performance of provisions of this Agreement. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction in the United States or Japan, and each of the parties hereto unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. Subject only to the provisions of Applicable Law and, except as aforesaid, the procedure described in this Section
5.10 shall be the exclusive means of resolving disputes arising under or affecting this Agreement and all other agreements to be executed in accordance herewith.

               (b) All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the parties and by the arbitrators to be confidential information. No party or arbitrator shall disclose in whole or in part to any other person any confidential information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential information may be disclosed (i) to attorneys, (ii) to parties, and (iii) to outside experts requested by either party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert agrees to comply with the confidentiality terms of this Section, and that such expert will not use any confidential information disclosed to such expert for personal or business advantage.

     5.11 Termination. If either party transfers its shares in the Joint Venture pursuant to the Joint Venture Agreement, or is a Triggering Party under the Joint Venture Agreement, the other party shall have the right to terminate this Agreement. This agreement may be terminated by either party pursuant to the rights given it under subsection 7.5.A of the Joint Venture Agreement.

     5.12 Cooperation; Best Efforts. The parties agree to cooperate and to use their best efforts to consummate all purchases of AMD Shares authorized by this Agreement. Such cooperation shall include, but not be limited to, the diligent and prompt filing and pursuit of all governmental consents, reviews or clearances required by law to be obtained by either party with respect to any or all of the Initial Purchase and the Subsequent Purchases.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                  FUJITSU LIMITED


                                  By /s/ HIKOTARO MASUNAGA
                                  ____________________________
                                  Hikotaro Masunaga


                                  ADVANCED MICRO DEVICES, INC.


                                  By /S/ MARVIN D. BURKETT
                                  _____________________________
                                  Marvin D. Burkett
                                  Chief Financial Officer

                                  EXHIBIT A

                       CLOSING CERTIFICATE OF OFFICERS
                                      OF
                               FUJITSU LIMITED



          I am the duly elected, qualified and acting
______________________ (bucho) of Fujitsu Limited, a Japanese stock company ("Fujitsu").

          I hereby certify that, to the best of my knowledge, the representations and warranties contained in section 6.1 of the Joint Venture Agreement by and between Advanced Micro Devices, Inc. and Fujitsu, Limited, dated ___________ and the representations and warranties contained in section 3.2 of the Investment Agreement of Fujitsu Limited into Advanced Micro Devices, Inc., dated ____________, remain true and correct as of the date hereof.

     IN WITNESS WHEREOF, I have executed this Certificate on this ___ day of ____________, 199__.

                                  EXHIBIT B

                       CLOSING CERTIFICATE OF OFFICERS
                                      OF
                         ADVANCED MICRO DEVICES, INC.


          I am the duly elected, qualified and acting
______________________, of Advanced Micro Devices, Inc., a Delaware corporation ("AMD").

          I hereby certify that, to the best of my knowledge, the representations and warranties contained in section 6.2 of the Joint Venture Agreement by and between Advanced Micro Devices, Inc. and Fujitsu, Limited, dated __________, and the representation and warranties contained in section 3.1 of the Investment Agreement of Fujitsu Limited into Advanced Micro Devices, Inc., dated ____________, remain true and correct as of the date hereof.

     IN WITNESS WHEREOF, I have executed this Certificate on this ___ day of ________, 199___.